                      4,000,000 Shares of Common Stock

                               XOOM.COM, INC.

                           UNDERWRITING AGREEMENT
                           ----------------------



                               March ____,1999

BEAR, STEARNS & CO. INC.
HAMBRECHT & QUIST LLC
BANCBOSTON ROBERTSON STEPHENS
WIT CAPITAL CORPORATION
 as Representatives of the
several U.S. Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y.  10167

BEAR, STEARNS INTERNATIONAL LIMITED
HAMBRECHT & QUIST LLC
BANCBOSTON ROBERTSON STEPHENS
 INTERNATIONAL LTD
DEUTSCHE BANK AG LONDON
 as Representatives of the
several International Underwriters
named in Schedule II hereto
c/o Bear, Stearns International Limited

Dear Sirs:

          Xoom.com, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters (as defined below) and Chris Kitze and Laurent Massa (the "Principal Selling Stockholders") and the Stockholders of the Company named in Schedule III hereto (the "Other Selling Stockholders", collectively with the Principal Selling Stockholders, the "Selling Stockholders") propose to sell to the Underwriters (as defined below) an aggregate of 4,000,000 shares of the Company's Common Stock par value $0.0001 per share (the "Common Stock") of which 2,000,000 shares are to be issued and sold by the Company and 2,000,000 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule III hereto. The 4,000,000 shares of Common Stock sold in the aggregate by the Company and the Selling Stockholders are collectively called the "Firm Shares". It is understood that, subject to the conditions hereinafter stated, 3,400,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. Underwriters and International Underwriters of even date herewith), and 600,000 Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the

"International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Bear Stearns & Co. Inc., Hambrecht & Quist LLC, BancBoston Robertson Stephens and Wit Capital Corporation shall act as representatives (the "Representatives") of the several U.S. Underwriters, and Bear, Stearns International Limited, Hambrecht & Quist LLC, BancBoston Robertson Stephens International Ltd and Deutsche Bank AG London shall act as representatives of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "Underwriters". In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the U.S. Underwriters, the Company proposes to sell up to an additional 600,000 shares (the "Additional Shares") of Common Stock to the U.S. Underwriters. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares". The Shares are more fully described in the Registration Statement referred to below.

     1.  A.   Representations and Warranties of the Company and the Principal
              ---------------------------------------------------------------
Selling Stockholders. The Company and the Principal Selling Stockholders
--------------------
represent and warrant to, and agree with, the Underwriters that:

              (a) The Company has filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder (the "Regulations") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-74441) for the registration of the Shares under the Act. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front and back cover pages and the section captioned "Material U.S. Tax Considerations to Non-U.S. Holders of the Common Stock" (which appears only in the international prospectus) and certain cross-references relating thereto. All of the Shares have been duly registered under the Act pursuant to the initial registration statement, or if an abbreviated registration statement has been, or is proposed to be, filed pursuant to Rule 462(b) of the Regulations (the "Rule 462(b) Registration Statement"), all of the Shares have been or will be, on the date of this Agreement, duly registered under the Act pursuant to the initial registration statement and the Rule 462(b) Registration Statement. Such registration statement, including the U.S. prospectus and the International prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Regulations is herein called the "Registration Statement" and the U.S. prospectus and the International prospectus, in the respective forms first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 434 or Rule 424(b) filing is required, are hereinafter collectively referred to as the "Prospectus". If the Company has filed or proposes to file a Rule 462 Registration Statement, then any reference herein to the term "Registration Statement" shall include such Rule 462 Registration Statement. The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. All references in this Agreement to (i) the Registration Statement, the Rule
462(b) Registration Statement, a preliminary prospectus, the Prospectus or a term sheet that complies with Rule 434, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") and (ii) the Prospectus shall be deemed to include the "electronic Prospectus" provided for use in connection with the offering of the Shares as contemplated by Section 4(g) of this Agreement.

              (b) Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

              (c) Ernst & Young LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

              (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Change"), whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

              (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

              (f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the terms of (A) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound that is material to the Company and its subsidiaries, taken as a whole, or
(B) any governmental franchise, license, or permit heretofore issued to the Company or any of its subsidiaries, or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

              (g) All of the outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. The Company had, at December 31, 1998, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

              (h) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). Each of the Company and its subsidiaries has all requisite power and authority, and all material consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, which are necessary to own, lease and operate its properties and conduct the business of the Company and its subsidiaries, taken as a whole, as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. The Company is in compliance with all applicable laws, orders, rules, regulations, ordinances and directives, except where the failure to be in compliance would not have a Material Adverse Effect.

              (i) Neither the Company nor any of its subsidiaries is in violation of any provision of its certificate of incorporation or of its by-laws or in breach of, or in default under (nor has any event occurred that with notice, lapse of time, or both, would constitute a breach of, or default under), except where such breach or default would not have a Material Adverse Effect, any provision of any agreement, instrument, franchise, license or permit to which the Company or such subsidiary is a party or by which any of its properties or assets may be bound or affected or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or such subsidiary or any of its properties or assets.

              (j) Except as described in the Registration Statement and the Prospectus, there is no litigation, arbitration, proceeding, investigation or claim to which the Company or any of its subsidiaries is a party or to which any property or assets of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened or contemplated against the Company or any of its subsidiaries which might result in any Material Adverse Effect.

              (k) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares or a violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

              (l) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

              (m) Except as described in the Registration Statement and the Prospectus and except for rights that have been effectively waived in writing (complete and accurate copies of which have been provided to the Underwriters prior to the date of this Agreement), which waivers are in full force and effect, no holder of securities of the Company has any rights to cause the Company to issue to it, or register pursuant to the Act, any securities of the Company because of the filing of the Registration Statement, in connection with the sale of the Shares contemplated hereby or otherwise, nor does any holder of securities of the Company have preemptive rights or other rights to purchase any of the Shares.

              (n) The Company is not, and upon consummation of the transactions contemplated hereby and the application of the proceeds therefrom as described in the Prospectus will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

              (o) The Common Stock of the Company, including the Shares, are registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and are listed on the Nasdaq National Market and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, LLC (the "NASD") is contemplating terminating such registration or listing.

              (p) Except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries own or possess valid and enforceable licenses or other rights to use all inventions, patents, patent applications, trademarks, service marks, trade names, copyrights, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) proprietary techniques (including processes and substances) and other intellectual property rights necessary to conduct, the business now conducted or presently contemplated to be conducted by the Company and its subsidiaries, taken as a whole, as described in the Registration Statement and the Prospectus ("Intellectual Property"), subject to such exceptions as would not have a Material Adverse Effect; other than as described in the Registration Statement and the Prospectus: (i) there are no third parties who have any rights in the Intellectual Property that could preclude the Company or its subsidiaries from conducting its business as currently conducted or as presently contemplated to be conducted as described in the Registration Statement and the Prospectus; (ii) there are no pending or, to the Company's knowledge, threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company, its subsidiaries or (if the Intellectual Property is licensed) the licensor thereof in any Intellectual Property owned or licensed to the Company or its subsidiaries; (iii) the Company, its subsidiaries and (if the Intellectual Property is licensed) to the Company's knowledge the licensor thereof has not infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Intellectual Property; and (iv) there is, to the knowledge of the Company, no dispute between it or any licensor with respect to any Intellectual Property, subject, with respect to any of (i),
(ii), (iii) or (iv), to such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect. True and correct copies of all material licenses and other material agreements between the Company, its subsidiaries and any third party relating to the Intellectual Property, and all amendments and supplements thereto, have been provided to the Underwriters.

              (q) The Company and its consolidated subsidiaries have timely filed all material federal, state and foreign income and franchise tax returns required to be filed as of the date hereof, and have paid all taxes shown as due thereon, except to the extent such taxes are (A) currently payable without penalty or interest or (B) being contested in good faith. All tax liabilities are adequately provided for on the books of the Company and its consolidated subsidiaries. There is no tax deficiency that has been asserted against the Company or any of its consolidated subsidiaries that might have a Material Adverse Effect.

              (r) Each of the Company and its subsidiaries maintains insurance with insurers of recognized financial responsibility of the types and in the amounts (i) generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses and
(ii) required under any of the Company's or its subsidiaries' agreements, licenses or other contracts, all of which insurance is in full force and effect; the Company has no reason to believe that it will not be able to renew its existing insurance as and when such coverage expires or to obtain similar insurance adequate and customary for its business and sufficient to satisfy any requirements of its contracts at a cost that would not have a Material Adverse Effect.

              (s) Except as disclosed in the Registration Statement and the Prospectus, (i) the Company and each of its subsidiaries has good and marketable title to all properties (real and personal) owned by the Company or such subsidiary, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, and (ii) all properties held under lease or license by the Company and each of its subsidiaries are held under valid, subsisting and enforceable leases or licenses; subject, with respect to either (i) or (ii), to such exceptions as would not have a Material Adverse Effect.

              (t) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Registration Statement and the Prospectus that is not so described.

              (u) Except as disclosed in the Registration Statement or the Prospectus, there are no issues related to the Company's or any of its subsidiaries', preparedness for the Year 2000 that might reasonably be expected to result in any Material Adverse Change. All internal computer systems and each Constituent Component (as defined below) of those systems and all computer-related products and each Constituent Component (as defined below) of those products of the Company and each of its subsidiaries comply in all material respects with Year 2000 Qualification Requirements. "Year 2000 Qualification Requirements" means that the internal computer systems and each Constituent Component (as defined below) of those systems and all computer-related products and each Constituent Component (as defined below) of those products of the Company and each of its Subsidiaries (i) have been reviewed to confirm that they store, process (including sorting and performing mathematical operations, calculations and computations), input and output data containing date and information correctly regardless of whether the date contains dates and times before, on or after January 1, 2000, (ii) have been designated to ensure date and time entry recognition and calculations, and date data interface values that reflect the century, (iii) accurately manage and manipulate data involving dates and times, including single century formulas and multi-century formulas, and will not cause an abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates, (iv) accurately process any date rollover, and (v) accept and respond to two-digit year date input in a manner that resolves any ambiguities as to the century. "Constituent Component" means all software (including operating systems, programs, packages and utilities), firmware, hardware, networking components, and peripherals provided as part of the configuration. The Company has inquired of material vendors as to their preparedness for the Year 2000 and to its knowledge, except as disclosed in the Registration Statement or the Prospectus, there are no issues relating to such vendors' Year 2000 preparedness that might reasonably be expected to result in any Material Adverse Change.

          B.  Representations and Warranties of the Selling Stockholders.  Each
              ----------------------------------------------------------
Selling Stockholder represents, warrants and covenants to each Underwriter as follows:

              (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

              (b) Each of the (i) Custody Agreement signed by such Selling Stockholder and BancBoston, NA, as custodian (the "Custodian"), relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and (ii) Power of Attorney appointing certain individuals named therein as such Selling Stockholder's attorneys-in-fact (each, an "Attorney-in-Fact") to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the "Power of Attorney"), of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. Each Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder on deposit with the Custodian is subject to the interests of the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of the Selling Stockholder, by operation of law, by death or incapacity of such Selling Stockholder or by the occurrence of any other event. If such Selling Stockholder should die or become incapacitated, or if any other event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, the documents evidencing the Shares to be sold by such Selling Stockholder then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof.

              (c) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder hereunder and upon sale and delivery of, and payment for, such Shares, as provided herein, such Selling Stockholder will convey good and marketable title to such Shares, free and clear of all liens, encumbrances, equities and claims whatsoever.

              (d) Such Selling Stockholder has, and on the First Closing Date and the Additional Closing Date (as defined below) will have, good and valid title to all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law and under its charter or by-laws, partnership agreement, trust agreement or other organizational documents to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

              (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Securities Act and such as may be required under the federal and provincial securities laws of Canada or the blue sky laws or any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals as have been obtained.

              (f) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which such Selling Stockholder is party or bound, any judgement, order or decree applicable to such Selling Stockholder or any court or regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

              (g) Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under "Shares Eligible for Future Sale".

              (h) Such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

              (i) All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the First Closing Date and the Additional Closing Date (as defined below) will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the Additional Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. To the extent such information appears in the Prospectus, such Selling Stockholder confirms as accurate the number of shares of

Shares set forth opposite such Selling Stockholder's name in the Prospectus under the caption "Principal and Selling Stockholders" (both prior to and after giving effect to the sale of the Shares).

              (j) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

              (k) The Selling Stockholder has not distributed and will not distribute, prior to the later of the Additional Closing Date (as defined below) and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares by such Selling Stockholder other than a preliminary prospectus, the Prospectus or the Registration Statement.

              (l) Each Other Selling Stockholder has no reason to believe that the representations and warranties of the Company and the Principal Selling Stockholders contained in Section 1(A) hereof are not true and correct, is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or may result in a Material Adverse Change on the condition, financial or otherwise, or on the earnings, business, operation or prospects, whether or not arising from transactions in the ordinary course of business of the Company and its subsidiaries, considered as one entity, and is not prompted to sell the Shares to be sold by such Selling Stockholder by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

              Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

         2.  Purchase, Sale and Delivery of the Shares.
             -----------------------------------------

              (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of 2,000,000 Firm Shares and (ii) the Selling Stockholders agree to sell to the several Underwriters an aggregate of 2,000,000 Firm Shares, each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder's name on Schedule III. On the basis of the representations,
                              ------------
warranties, covenants and agreements herein contained the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price per share of [$ ____ ], the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedules I and II hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

              (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105, or at such other place as shall be agreed upon by you and the Company, at

10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of
Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company and the Selling Stockholders, (or the Custodian named in the Custody Agreement on behalf of the Selling Stockholders), by wire transfer of immediately available funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Firm Shares to be purchased by them. Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholders' obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement. Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date. If you so elect, delivery of the Firm Shares purchased from the Company may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by you.

              (c) In addition, the Company hereby grants to the U.S. Underwriters the option to purchase up to 600,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over- allotments in the sale of Firm Shares by the U.S. Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date. If you so elect, delivery of the Additional Shares purchased from the Company may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by you.

              The number of Additional Shares to be sold to each U.S. Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares being purchased from the Company by the U.S. Underwriters, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

              Payment for the Additional Shares shall be made by wire transfer in immediately available funds at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the U.S. Underwriters.

         3.   Offering.  Upon your authorization of the release of the Firm
              --------
Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

         4.   A.  Covenants of the Company.  The Company covenants and agrees
                  ------------------------
with the Underwriters that:

              (a) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

              The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor and (v) of the receipt of any comments from the Commission. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

              (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

              (c) The Company will promptly deliver to you two conformed copies of the Registration Statement, including exhibits and all amendments thereto, and will maintain in the Company's files manually signed copies of such documents for at least five years from the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

              (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process. The Company will promptly advise you of the receipt by the Company of any notification with respect to suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and will use every reasonable effort to obtain the withdrawal of any order of suspension as soon as possible.

              (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

              (f) The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

              (g) The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Underwriters an "electronic Prospectus" to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term "electronic Prospectus" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to Bear, Stearns & Co. Inc., that may be transmitted electronically by Bear, Stearns & Co. Inc. and the other Underwriters to offerees and purchasers of the Shares for at least during the period when the Prospectus is required to be delivered under the Act or the Exchange Act ("the Prospectus Delivery Period"); (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Bear, Stearns & Co. Inc., that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the system as a whole and for on-line time). Such electronic Prospectus may consist of a Rule 434 preliminary prospectus, together with the applicable term sheet, provided that it otherwise satisfies the format and conditions described in the immediately preceding sentence. The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

              (h) [During the period of [90] days following the date of the Prospectus, the Company will not, without the prior written consent of Bear, Stearns & Co. Inc. (which consent may be withheld at the sole discretion of Bear, Stearns & Co. Inc.), directly or indirectly, issue, sell, offer, contract or grant any option to sell, pledge, transfer or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares); provided, however, that the Company may
(i) issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, warrant, stock bonus or other stock plan or arrangement described in the Prospectus, or
(ii) issue shares of Common Stock in connection with acquisitions by the Company, but only if the holders of such shares, options, warrants or shares issued upon exercise of such options, agree in writing not to sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any such shares or options during such [90] day period without the prior written consent of Bear, Stearns & Co. Inc. (which consent may be withheld at the sole discretion of the Bear, Stearns & Co. Inc.).]

              (i) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports or other communications to its shareholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

              (j) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

              (k) The Company will use its best efforts to cause the Shares to be qualified for inclusion in the Nasdaq National Market.

              (l) The Company will file with the Commission in its periodic reports pursuant to Section 13 or 15 of the Exchange Act such information as may be required pursuant to Rule 463 of the Regulations.

              (m) The Company, during the Prospectus Delivery Period, will file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

              Bear, Stearns & Co. Inc., on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

      B.     Covenants of the Selling Stockholders.  Each Selling Stockholder
             -------------------------------------
covenants and agrees with each Underwriter:

              (a) [Other than the Shares sold pursuant to this Agreement, such Selling Stockholder will not, during the period of 90 days from March __, 1999 (the "Lock-Up Period"), make a disposition of securities (as defined in Exhibit A hereto) now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, (iii) with respect to dispositions of Common Stock acquired on the open market, or
(iv) with the prior written consent of Bear, Stearns & Co. Inc. The foregoing restriction has been expressly agreed to preclude the holder of the securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a disposition of securities during the Lock-Up Period, even if such securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from securities. Furthermore, such person has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the securities held by such person except in compliance with this restriction.]

              (b) To deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States Person) or Form W-9 (if the Selling Stockholder is a United States Person).

              (c) If, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling Stockholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Selling Stockholder will promptly notify the Company and the Representatives.

          5.  Payment of Expenses.  Whether or not the transactions contemplated
              -------------------
in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement, the Master Agreement Among Underwriters and the Master Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws or regulations, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the Nasdaq National Market, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc.; (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar.

          6.  Conditions of Underwriters' Obligations.  The obligations of the
              ---------------------------------------
Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Principal Selling Stockholders, and the Selling Stockholders herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Brobeck, Phleger & Harrison LLP ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

              (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

              (b) At the Closing Date you shall have received the opinion of Morrison & Foerster LLP, counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                  (i) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable and was not issued in violation of preemptive rights and, is owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever.

                  (ii) The Company has an authorized capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                  (iii) This Agreement has been duly and validly authorized, executed and delivered by the Company.

                  (iv) There is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or to the best of such counsel's knowledge, threatened against, or involving the properties or business of, the Company or any of its subsidiaries, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

                  (v) To such counsel's knowledge, all agreements, instruments, franchises, licenses or permits required to be described in the Registration Statement and the Prospectus or required to be filed as exhibits to the Registration Statements have been so described and so filed.

                  (vi) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (A) to such counsel's knowledge result in a material breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

                  (vii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data derived therefrom, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

                  (viii) The Registration Statement and the Rule 462(b) Registration Statement, if any, is effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

              In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included therein).

              In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the General Corporation Law of the State of Delaware, the General Corporation Law of the State of California or the federal law of the United States, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

              (c) You shall have received on the Closing Date, the following opinion of Morrison & Foerster LLP, counsel for the Selling Stockholders substantially in the form of Exhibit B attached hereto, dated as of the Closing
                             ---------
Date, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters.

              In rendering such opinion, such counsel may rely as to questions of law not involving the laws of the United States or the States of Delaware and California upon opinions of local counsel and as to questions of fact upon representations or certificates of the Selling Stockholders or officers of the Selling Stockholders (when the Selling Stockholder is not a natural person), and of governmental officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy of any material misstatement or inaccuracy in any such opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel.

              (d) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

              (e) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection
(a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company and the Principal Selling Stockholders set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any Material Adverse Change, or any development involving a Material Adverse Change, except in each case as described in or contemplated by the Prospectus.

              (f) At the Closing Date you shall have received a written certificate executed by Laurent Massa and John Harbottle on behalf of each Selling Stockholder, dated as of such Closing Date, to the effect that:

                  (i) the representations, warranties and covenants of each Selling Stockholder set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and

                  (ii) each Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

              (g) At least three business days prior to the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.

              (h) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Ernst & Young LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, and its subsidiaries, a reading of the minutes of meetings and consents of the shareholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to December 31, 1998, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to December 31, 1998 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to December 31, 1998, there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or (C) that during the period from December 31, 1998 to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement. In addition, such letter shall state that the pro forma financial information included in the Registration Statement and the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Act, including Rule 11-02 of Regulation S-X, and that the pro forma adjustments have been properly applied to historical amounts in the compilation of such pro forma financial information.

              (i) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

              (j) [You shall have received from each person who is a director, officer or stockholder of the Company an agreement in the form of Exhibit A hereto, and such agreement shall be in full force and effect on the Closing Date.]

              (k) At the Closing Date, the Shares shall have been approved for inclusion on the Nasdaq National Market.

              If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

         7.   Indemnification.
              ---------------

              (a) (i) Each of the Company and each of the Principal Selling Stockholders, severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and each Principal Selling Stockholders will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

              (ii) Each of the Other Selling Stockholders severally agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that each Other Selling Stockholder will be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or such Underwriter by such Other Selling Stockholder expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

              (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each Principal Selling Stockholder, each Other Selling Stockholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company and each Principal Selling Stockholder acknowledges that the statements set forth in the last paragraph of the cover page and under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

              (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless
(i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action,
(ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

        8.  Contribution.  In order to provide for contribution in circumstances
            ------------
in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, each Selling Stockholder and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Selling Stockholders any contribution received by the Company and the Selling Stockholders from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, each Selling Stockholder and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, each Selling Stockholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company or each Selling Stockholder and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, each Selling Stockholder and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company any Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each Selling Stockholder and the

Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.

              Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this
Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and
(ii) of this Section 8 The liability of each Selling Stockholder under the indemnity and reimbursement agreements contained in the provisions of this
Section 8 and Section 17 hereof shall be limited to an amount equal to the net proceeds of the Shares sold by such Selling Stockholder to the Underwriters.

              Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

          9.  Default by an Underwriter.
              -------------------------

              (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I and Schedule II hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non- defaulting Underwriters.

              (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

              (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

        10.   Survival of Representations and Agreements.  All representations
              ------------------------------------------
and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

        11.   Effective Date of Agreement; Termination.
              ----------------------------------------

              (a) This Agreement shall become effective, upon the later of when
(i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

              (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your reasonable opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York or American Stock Exchanges or on Nasdaq shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges or on Nasdaq by the New York or American Stock Exchanges or Nasdaq or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (D) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

              (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

              (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

        12.   Notices.  All communications hereunder, except as may be otherwise
              -------
specifically provided herein, shall be in writing and , if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, N.Y. 10167, Attention: Equity Syndicate; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 300 Montgomery Street, Suite 300, San Francisco, California 94104, Attention:
John Harbottle.

        13.   Parties.  This Agreement shall inure solely to the benefit of,
              -------
and shall be binding upon, the Underwriters, each Selling Stockholder and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

       14.    Governing Law.  This Agreement shall be governed by and
              -------------
construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

       15.    Counterparts.  This Agreement may be signed in two or more
              ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

       16.    Headings.  The headings of the sections of this Agreement have
              --------
been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

       17.    Reimbursement of Underwriters' Expenses.  If this Agreement is
              ---------------------------------------
terminated by the Representatives pursuant to Section 6, Section 9, Section 11, or Section 18, or if the sale to the Underwriters of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges provided however, that (i) to the extent such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

       18.    Failure of One or More of the Selling Stockholders to Sell and
              --------------------------------------------------------------
Deliver Common Shares.  If one or more of the Selling Stockholders shall fail
---------------------
to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders at the Closing Date pursuant to this Agreement, the Company hereby agrees to sell and deliver to the Underwriters that number of Shares equal to the number of Shares not sold and delivered by such Selling Stockholders. Furthermore, if one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters in the aggregate more than two hundred thousand (200,000) of the Shares then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 5, 7 and 17 hereof, the Company or the Selling Stockholders. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

              If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                              Very truly yours,

                              XOOM.COM, INC.


                              By:
                                 --------------------------------------------
                                    Laurent Massa
                                    Chief Executive Officer and President



Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
HAMBRECHT & QUIST LLC
BANCBOSTON ROBERTSON STEPHENS
WIT CAPITAL CORPORATION

By Bear, Stearns & Co. Inc.

By:
   --------------------------------
     Authorized Signatory

On behalf of themselves and the other
U.S. Underwriters named in Schedule I hereto.


BEAR STEARNS INTERNATIONAL LIMITED
HAMBRECHT & QUIST LLC
BANCBOSTON ROBERTSON STEPHENS INTERNATIONAL LTD
DEUTSCHE BANK AG LONDON

By Bear, Stearns International Limited

By:
   --------------------------------
     Authorized Signatory

On behalf of themselves and the other
U.S. Underwriters named in Schedule II hereto


                  SIGNATURE PAGE TO UNDERWRITING AGREEMENT


                                 SCHEDULE I
                              U.S. UNDERWRITERS



Name of Firm                                     Number of Shares
------------                                     ----------------
Bear, Stearns & Co. Inc........................

Hambrecht & Quist LLC..........................

BancBoston Robertson Stephens..................

Wit Capital Corporation........................

        Total..................................         3,400,000

                                 SCHEDULE II
                         INTERNATIONAL UNDERWRITERS



Name of Firm                                                Number of Shares
------------                                                ----------------
Bear, Stearns International Limited.......................

Hambrecht & Quist LLC.....................................

BancBoston Robertson Stephens International Ltd...........

Deutsche Bank AG London...................................

   Total..................................................    600,000

                                SCHEDULE III
                            SELLING STOCKHOLDERS



Name                                                    Number of Shares
----                                                    ----------------




   Total..................................................   2,000,000

                                  EXHIBIT A





                               March ___, 1999



Bear, Stearns & Co., Inc.
Hambrecht & Quist LLC
BancBoston Robertson Stephens
Wit Capital Corporation
     As Representatives of the Several Underwriters
c/o Bear, Stearns & Co., Inc.
245 Park Avenue
New York, NY 10167

          Re:  XOOM.com, Inc. (the "Company")
               ------------------------------

Ladies and Gentlemen:

     The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company (Common Stock) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the Offering) for which you will act as the representatives (the Representatives) of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Bear, Stearns & Co., Inc. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale) pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned, other than shares purchased by the undersigned in the Offering, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on December 9, 1998 and continuing to a date [180] days thereafter. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of

Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.


Dated:
      ------------------------------------
                                                Signature




                                                Printed Name of Holder

                                  Exhibit B

     Matters to be Covered in the Opinion of Selling Stockholder Counsel

               (i) The Agreement has been duly authorized, executed and delivered by or on behalf of, and is a valid and binding agreement of, such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

               (ii) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, the Underwriting Agreement and its Custody Agreement and its Power of Attorney will not contravene or conflict with result in a breach of, or constitute a default under, the charter or by-laws, partnership agreement, trust agreement or other organization documents, as the case may be, of such Selling Stockholder, or, to the best of such counsel's knowledge, violate, result in a breach of or constitute a default under the terms of any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound, or any judgement, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

               (iii) Such Selling Stockholder has good and valid title to all of the Shares which may be sold by such Selling Stockholder under the Agreement and has the legal right and power, and all authorization and approvals required [under its charter and by-laws,] [partnership agreement,] [trust agreement] [or other organizational documents, as the case may be,] to enter into the Agreement and its Custody Agreement and its Power of Attorney, to sell, transfer and deliver all of the Shares which may sold by such Selling Stockholder under the Agreement and to comply with its other obligations under the Agreement, its Custody Agreement and its Power of Attorney.

               (iv) Each of the Custody Agreement and Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

               (v) Assuming that the Underwriters purchase the Shares which are sold by such Selling Stockholder pursuant to the Agreement for value, in good faith and without notice of any adverse claims, the delivery of such Shares pursuant to the

     Agreement will pass good and valid title to such Shares, free and clear of any security interest, mortgage, pledge, lieu encumbrance or other claim.

               (vi) To the best of such counsel's knowledge, no consent, approval, authorization or other order of, or registration or filing with, any court or governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in the Agreement, except as required under the Securities Act, applicable state securities or blue sky laws, and from the National Association of Securities Dealers, LLC.

                                     B-2